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                                  Exhibit 10.10

                                   NETMED INC.

                      PREFERRED STOCK REDEMPTION AGREEMENT
                      ------------------------------------

         This Preferred Stock Redemption Agreement (the "AGREEMENT") is made by and between NetMed, Inc., an Ohio corporation ("NMD") and the undersigned holders (individually a "HOLDER" and collectively, the "HOLDERS") of the outstanding shares of Series A, 6% Convertible Preferred Stock of NMD (the "PREFERRED STOCK").

                                    Recitals
                                    --------

         A. The Holders are currently the record owner of the number of shares of Preferred Stock set forth on Schedule A annexed hereto, issued pursuant to the terms of a Convertible Debenture Exchange Agreement among the parties dated October 27, 1998 (the "EXCHANGE AGREEMENT"). The Preferred Stock was issued in exchange for certain convertible debentures (the "DEBENTURES"), issued pursuant to the terms of a 6% Secured Convertible Debenture Purchase Agreement among the parties dated August 12, 1997 (the "PURCHASE AGREEMENT").

         B. The Company and the Holders have agreed that on the terms provided herein, the Holders will surrender for redemption, and that the Company will redeem, all of the outstanding Preferred Stock, and that the parties shall thereafter have no further obligation to the other under the Exchange Agreement, the Purchase Agreement or any related agreement.

                             Statement of Agreement
                             ----------------------

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Redemption. At the Closing (as hereinafter defined), the Holders shall surrender for redemption all of outstanding shares of Preferred Stock held by the Holders as set forth on Schedule A, and the Company shall pay to the Holders in the aggregate, the sum of $125,000, plus 400 common shares, without par value, of its majority-owned subsidiary, OxyNet, Inc., an Ohio corporation (the "Redemption Consideration"). The Redemption Consideration shall be allocated among the Holders as provided on Schedule B attached hereto. Following the Closing, the Company agrees to pay the Holders, as additional consideration, fifty percent (50%) of the net cash proceeds received by the Company from Neuromedical Systems, Inc. ("NSI") as debtor in possession in respect of claims of the Company allowed in NSI's pending reorganization proceedings in the United States Bankruptcy Court for the District of Delaware under Chapter 11 of the U.S. Bankruptcy Code (or from any trustee or liquidator subsequently appointed under Chapter 7 of the Bankruptcy Code), regardless of when received by the Company; provided, however, that the maximum aggregate amount payable to the Holders under this sentence shall not exceed $100,000. Such payment shall be made promptly following any distribution to the Company in the bankruptcy proceedings. The Company will diligently pursue the collection or settlement of its claims in the bankruptcy proceeding, and shall periodically advise holders on the status of its efforts. For purposes of this Section 1, "net proceeds" shall include all cash payments received in respect of claims of the Company allowed in NSI's bankruptcy proceedings, less the actual and reasonable cost to the Company of prosecuting or settling such claims, including without limitation, legal fees and costs, witness and consultant fees, and travel expenses. The Company represents and warrants that there are currently no liens, pledges or encumbrances on its claim or the proceeds thereof, and covenants that it will use diligent efforts to prevent any lien, pledge or encumbrance from being imposed in the future.

         2. OxyNet Shares. The Company represents and warrants that it is the record and beneficial owner of the common shares of OxyNet, Inc. included as part of the Redemption Consideration (the "OxyNet Shares"), that it purchased the OxyNet Shares on April 3, 1998, that the OxyNet shares are free of any lien, pledge or encumbrance, and that the Company has the full right, power and authority to transfer the OxyNet Shares. Each of the Holders acknowledges that the OxyNet Shares are not part of a class of securities registered under the Securities Exchange Act of 1934, that there is no active trading market for the OxyNet shares, and that there can be no assurance that such a market will ever develop. Each of the Holders acknowledges that the OxyNet Shares will be issued in a transaction that has not been registered under the Securities Act of 1933 (the


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"Securities Act") or under any state securities laws, and agrees that the
OxyNet Shares cannot be resold unless subsequently registered under the Securities Act or pertinent state securities laws unless an exemption from such registration is available. Each of the Holders acknowledge that the certificates evidencing the OxyNet Shares will each bear a legend to the same effect. The Company represents that the OxyNet Shares represent 5% of the issued and outstanding common shares of OxyNet, Inc., on a fully diluted basis.

         3.  Closing.

         (a) Promptly following the execution and delivery of this Agreement by the parties, the Holders shall deliver to the Goldstein Law Group P.C. (the "Escrow Agent") certificates for all of their shares of Preferred Stock, and the Company shall deliver to the Escrow Agent the Redemption Consideration. The closing of the transactions contemplated by this Agreement (the "Closing") shall be deemed to occur immediately upon the completion of the completion of the closing deliveries described in the preceding sentence, and the Escrow Agent shall thereafter promptly transmit to the Company by overnight courier the certificates for the Preferred Stock surrendered for redemption. Irrespective of whether the certificates therefor shall have been surrendered, all shares of Preferred Stock which are subject to redemption hereunder shall be deemed to have been redeemed and shall be canceled effective as of payment of the Redemption Consideration to the Escrow Agent.

         (b) Should any party attempt to change this Agreement in an manner which, in the Escrow Agent's reasonable discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying all parties in writing. The Escrow Agent shall be reimbursed by the parties for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith in accordance with the advice of the Escrow Agent's counsel; and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct. The Escrow Agent in its capacity as such has no liability hereunder to any party other than to hold the Preferred Stock and Redemption Consideration and to deliver them under the terms hereof. Each party hereto agrees to indemnify and hold harmless the Escrow Agent in its capacity as such from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction, including the obligation to defend any legal action brought which in any way arises out of or is related to this escrow.

         4. Release and Termination. Effective upon the Closing, all obligations of the parties under the Exchange Agreement, Purchase Agreement, and any related agreement shall be terminated, including without limitation, any rights to accrued and unpaid dividends or interest, registration rights, or conversion rights, and each of the Holders and their respective officers, directors, shareholders, successors and assigns, on the one hand, and the Company, and its officers, directors, shareholders, successors and assigns on the other, shall be released from all rights, claims, liabilities and causes of action which the other party may have had arising prior to the Closing, except for rights, claims, liabilities and actions arising under this Agreement. This Agreement is intended to be a full settlement and satisfaction of all rights, claims, liabilities or causes of action of the parties arising out of or otherwise relating to the Preferred Stock, the Debentures, the Exchange Agreement, the Purchase Agreement, and all related agreements, and shall be a release of future claims that may arise out of or otherwise relate to them, whether such claims are currently known, unknown, foreseen, or unforeseen. The release contained in this Section 4 does not release any party from its obligations under this Agreement.

         5. Reliance Only on Published Documents. Each of the Holders acknowledges and represents that it has made the decision to enter this Agreement and surrender the Preferred Stock for redemption solely on the basis of the publicly available information previously provided to the Holders by NMD in its Form 10-K for the fiscal year ended December 31, 1998, and that no officer, director or other person affiliated with NMD has given any information or made any representation, oral or written, other than as provided in such documents, on which the Holders have relied in deciding to enter into this Agreement and to surrender the Preferred Stock, including, without limitation, any information or representations with respect to the future prospects or operations of NMD or OxyNet, or to the economic returns which may accrue to the Holders as a result of their ownership of the OxyNet Shares.


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         6. Authority. Each of the parties represents and warrants to the others that it has the full power and authority to enter into and perform its obligations under this Agreement.

         7. Choice of Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Ohio without regard to principles of conflicts of laws. Each party consents to the jurisdiction of the federal courts of the Southern District of the State of Ohio in connection with any dispute arising under this Agreement and hereby waive, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

         8. Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits, attachments and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, amendment, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         IN WITNESS WHEREOF, the each of the parties have caused this Agreement to be executed by a duly authorized officer as of the 20th day of April, 1999.

NETMED, INC.                               CPR (USA) INC.

By: /s/ David J. Richards                  By: /s/ Steven S. Rogers
   --------------------------------           ------------------------------
      David J. Richards, President         Its: Managing Director
                                               -----------------------------


                                           LIBERTYVIEW FUND, LLC

                                           By: /s/ Steven S. Rogers
                                              ------------------------------
                                           Its: Authorized Signatory
                                              ------------------------------


                                           LIBERTYVIEW PLUS FUND

                                           By: /s/ Steven S. Rogers
                                              ------------------------------
                                           Its: Authorized Signatory
                                              ------------------------------

         The Escrow Agent hereby accepts and agrees to the provisions of Section 3 of the foregoing Agreement.

                                           GOLDSTEIN LAW GROUP, P.C.

Date:                                      By:
     ---------------------------              -----------------------------
                                           Its:
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